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                                                                  EXHIBIT 10(C)
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                                SUPPLY AGREEMENT

                                 BY AND BETWEEN

                      REVLON CONSUMER PRODUCTS CORPORATION

                                      AND

                           THE COSMETIC CENTER, INC.

                          DATED AS OF APRIL 25, 1997




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                                SUPPLY AGREEMENT

         AGREEMENT (this "Agreement") dated as of April 25, 1997 between Revlon Consumer Products Corporation, a Delaware corporation ("Revlon"), and The Cosmetic Center, Inc., a Delaware corporation ("Buyer").

                                  WITNESSETH:

         WHEREAS, prior to the date hereof, Revlon supplied to its wholly owned subsidiary, Prestige Fragrance & Cosmetics Inc., a Delaware corporation ("PFC"), certain cosmetics, fragrances, skin care and personal care products;

         WHEREAS, pursuant to that certain Merger Agreement dated as of November 27, 1996 and amended as of February 20, 1997 and March 20, 1997 (the "Purchase Agreement"), by and among Revlon, PFC and Buyer, contemporaneously with the execution and delivery of this Agreement, PFC was merged with and into Buyer, with Buyer being the survivor of such Merger;

         WHEREAS, in connection with the foregoing, Buyer desires to purchase from Revlon, and Revlon is willing to sell, or cause to be sold, to Buyer for resale at Buyer's Cosmetic Center retail stores ("Cosmetic Center Stores") and PFC retail stores ("PFC Stores") certain cosmetics, fragrances, skin care and personal care products as provided for in this Agreement, for the consideration and upon and subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1.

                                SALE OF PRODUCTS

         SECTION 1.01 SALE OF PRODUCTS. Subject to the terms and conditions of this Agreement, for a period of four (4) years from the date hereof (the "Supply Term"), Revlon will sell, or will cause to be sold, to Buyer its requirements of (a) cosmetics, fragrances, skin care and personal care products manufactured and sold by Revlon ("Revlon Products") that are first quality and on Revlon's then current order form ("First Quality Products"), (b) Revlon Products that have been returned to Revlon and which are coded in Revlon's inventory system as "211" merchandise or have been discontinued or are no longer on Revlon's then current order form and which are coded in Revlon's inventory system as "261" merchandise (collectively, "Returned/Discontinued Products") and (c) First Quality Products that are in excess of Revlon's needs ("Excess Products").

         Notwithstanding anything herein to the contrary, Revlon's obligation to supply Revlon Products pursuant to this Agreement shall be subject in its entirety to the availability of such Revlon Products and, if and to the extent that there are limited supplies of Revlon Products, Revlon shall be entitled to allocate such limited supplies of any such Revlon Products among its customers (including any subsidiaries or affiliates of Revlon) in its sole and absolute discretion. Revlon shall have no obligation hereunder to manufacture any Revlon Products in order to fulfill any orders for Revlon Products submitted by Buyer.

         SECTION 1.02 SELLING PRICE OF REVLON PRODUCTS. During the Supply Term, the purchase price (the "Prices") for the Revlon Products shall be as follows:
(a) the purchase price for First Quality Products shall be Revlon's normal trade prices; (b) the purchase price for Returned/Discontinued Products shall be Revlon's fully allocated cost of goods plus 8.1%; and (c) the purchase price for Excess Products shall be at a price mutually acceptable to Revlon and Buyer.

         SECTION 1.03 SHIPMENT OF REVLON PRODUCTS; BUYER'S TITLE. Revlon shall ship or cause to be shipped any Revlon Products purchased by Buyer pursuant to this Agreement FOB Revlon's manufacturing or warehouse facilities (for purposes of price, payment and risk of loss). Buyer shall take title to Revlon Products purchased by Buyer pursuant to this Agreement upon shipment as provided in this
Section 1.03, F.O.B. Revlon's manufacturing or warehouse facilities.

         SECTION 1.04 REJECTS AND RETURNS; PRODUCT WARRANTIES.

         (a) Revlon represents and warrants that the First Quality Products and Excess Products (i) were manufactured in accordance with all applicable laws, statutes, ordinances and regulations in effect from time to time, including, without limitation, any such laws relating to protection of the environment and
(ii) will conform to the specifications therefor and to all applicable governmental rules and regulations. Except with respect to latent or hidden defects, the representations and warranties of Revlon contained in this Section 1.04(a) shall not survive any inspection, delivery, acceptance or payment by Buyer for such Revlon Products. REVLON MAKES NO WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER EXPRESS OR IMPLIED WARRANTY, EXCEPT AS SET FORTH ABOVE. WITH RESPECT TO ANY RETURNED/DISCONTINUED PRODUCTS, BUYER TAKES SUCH PRODUCTS "AS IS" AND REVLON MAKES NO WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER EXPRESS OR IMPLIED WARRANTY.

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         (b) No Revlon Product may be returned to Revlon (or its designee)
unless Revlon has authorized the return in writing, provided, however, that Revlon will accept returns of First Quality Products and Excess Products that were defective at the time of shipment if Buyer gives Revlon notice of such defect within ten (10) days following the date of delivery to Buyer with respect to any defect apparent on the surface, and within ninety (90) days after the date of delivery with respect to any latent or hidden defect. Revlon shall not in any event be responsible for any defect, damage or deficiency that arises following shipment FOB Revlon's facilities.

         SECTION 1.05 RESALE OF REVLON PRODUCTS. Buyer agrees that any Revlon Products purchased by Buyer pursuant to this Agreement will be sold by Buyer only in retail stores and that any Returned/Discontinued Products will be sold only in PFC Stores. Without limiting the generality of the foregoing, Buyer agrees that it shall not sell any Returned/Discontinued Products in Cosmetic Center Stores and will not sell any Revlon Products through wholesale channels of distribution or to any third parties (other than retail customers of its retail stores). If requested by Revlon, Buyer agrees to provide to Revlon and its representatives access to its facilities, management and books and records at reasonable times upon advance notice and in a manner which is not disruptive to Buyer's operations in order to permit Revlon to monitor compliance with this
Section 1.05.

                                   ARTICLE 2

                       PROVISIONS OF GENERAL APPLICATION

         SECTION 2.01 PAYMENT OF PRICE. Buyer shall pay the Price against Revlon's detailed invoice and supporting documentation including item, quantity and shipment dates net 30 days after shipment.

         SECTION 2.02 EARLY TERMINATION. (a) Notwithstanding anything herein to the contrary, if there is a change of control (as defined below) of Buyer at any time after the date hereof but prior to the end of the Supply Term, Revlon may terminate this Agreement upon not less than one year's prior written notice to Buyer; provided, however, that in no event may Revlon terminate this Agreement prior to the second anniversary of the date hereof. A "change in control" of Buyer for purposes of this Agreement shall be deemed to have taken place if (A) Revlon together with its affiliates no longer has the power to vote, directly or indirectly, whether through record or beneficial ownership, a voting trust arrangement, or other contractual arrangement, a majority of the voting power of outstanding shares of Buyer or (B) all or substantially all of Buyer's assets are sold to any person other than an affiliate. For purposes of this Section 2.02, a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company, or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         (c) Notwithstanding anything to the contrary, Revlon may terminate this Agreement (A) upon 30 days' prior written notice if Buyer is in default of the provisions of Section 1.05, (B) immediately if Buyer is liquidated or dissolved or adopts a plan of liquidation or (C) immediately if Buyer shall:
(i) file a voluntary petition in bankruptcy or file a voluntary petition or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due; or (D) immediately if an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of Buyer's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition, action or proceeding shall not be dismissed within 60 days from such filing or commencement.

         SECTION 2.03 ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto, except that Revlon may assign, delegate or otherwise transfer any or all of its rights or obligations under this Agreement to any of its affiliates or to any successor to its business (by merger, consolidation, sale of stock or assets, or otherwise); provided that no assignment shall release Revlon from its obligations and liabilities under this Agreement.

         SECTION 2.04 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and

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oral, between the parties with respect to the subject matter of this Agreement.
No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. No agreement or understanding modifying or amending this Agreement shall be binding upon either party hereto unless in writing and signed by a duly authorized officer thereof.

         SECTION 2.05 THIRD PARTIES. Except as otherwise provided herein, this Agreement is not intended to and shall not confer upon any other Person other than the parties hereto and their affiliates, any rights or remedies with respect to the subject matter hereof.

         SECTION 2.06 NOTICES. Any notice or other communication required or permitted hereunder shall be made in writing and shall be delivered personally, sent by certified or registered mail (postage prepaid), or sent by facsimile transmission, and shall be deemed given when so delivered personally, sent by facsimile transmission, or, if mailed, four days after the date of deposit in the United States mails. All communications hereunder shall be delivered to the respective parties at the following addresses (or to such other person or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

         (c) If to Revlon, to:

             Revlon Consumer Products Corporation
             625 Madison Avenue
             New York, New York 10022
             Attention: Vice President and Corporate Secretary

             and by telecopy to: (212) 527-5693

         (d) If to Buyer, to:

             The Cosmetic Center, Inc.
             8839 Greenwood Place
             Savage, Maryland 20763
             Attention: President

             and by telecopy to: (301) 497-6728

         SECTION 2.07 GOVERNING LAW. The parties hereto agree that all of the provisions of this Agreement and any questions concerning its interpretation and enforcement shall be governed by the laws of the State of New York applicable to agreements executed in New York to be wholly performed in New York by residents of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first above written.


                                       REVLON CONSUMER PRODUCTS CORPORATION

                                       By: /s/ Robert K. Kretzman
                                          ---------------------------------
                                          Name:  Robert K. Kretzman
                                          Title: Vice President

                                       THE COSMETIC CENTER, INC.

                                       By: /s/ Bruce E. Stohl
                                          ---------------------------------
                                          Name:  Bruce E. Stohl
                                          Title: Senior Vice President - Finance

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